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                                                                     EXHIBIT 3.3


                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            U. S. LONG DISTANCE CORP.


     U. S. Long Distance Corp., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     I. The amendment to the Corporation's Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Sections 242 and 211 of the General Corporation Law of the State of Delaware.

     II. Article 1 of the Corporation's Restated Certificate of Incorporation is amended to read in its entirety as follows:

          "The name of the corporation is USLD COMMUNICATIONS CORP. The date of filing of its original Certificate of Incorporation with the Secretary of State was September 21, 1987."


     IN WITNESS WHEREOF, U. S. Long Distance Corp. has caused this Certificate to be executed by its authorized officer on this 19th day of August, 1997.



                                        /s/ LARRY M. JAMES
                                   --------------------------------------------
                                   Name:     Larry M. James
                                   Title:    Chairman of the Board
                                             and Chief Executive Officer
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:30 AM 08/19/1997
971277268 - 2138401